Exhibit 11.1

                         BAIRNCO CORPORATION
     CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
         FOR THE QUARTERS ENDED JULY 1, 1995 AND JULY 2, 1994
                             (Unaudited)



                                       1995          1994
PRIMARY EARNINGS PER SHARE:

Net income                         $ 2,071,000   $ 1,900,000

Average common shares outstanding   10,500,000    10,500,000
Common shares issuable in respect
  to common stock equivalents,
  with a dilutive effect                    --            --
Total common and common
  equivalent shares                 10,500,000    10,500,000

Primary Earnings Per Common Share  $      0.20   $      0.18




FULLY DILUTED EARNINGS PER SHARE:

Net income                         $ 2,071,000   $ 1,900,000

Total common and common
  equivalent shares                 10,500,000    10,500,000
Additional common shares assuming
  full dilution                             --            --
Total common shares assuming
  full dilution                     10,500,000    10,500,000

Fully Diluted Earnings Per
  Common Share                     $      0.20   $      0.18


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.

                                                  Exhibit 11.2

                         BAIRNCO CORPORATION
     CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
        FOR THE SIX MONTHS ENDED JULY 1, 1995 AND JULY 2, 1994
                             (Unaudited)



                                       1995          1994
PRIMARY EARNINGS PER SHARE:

Net income                         $ 3,962,000   $ 3,600,000

Average common shares outstanding   10,500,000    10,500,000
Common shares issuable in respect
  to common stock equivalents,
  with a dilutive effect                    --            --
Total common and common
  equivalent shares                 10,500,000    10,500,000

Primary Earnings Per Common Share  $      0.38   $      0.34




FULLY DILUTED EARNINGS PER SHARE:

Net income                         $ 3,962,000   $ 3,600,000

Total common and common
  equivalent shares                 10,500,000    10,500,000
Additional common shares assuming
  full dilution                             --            --
Total common shares assuming
  full dilution                     10,500,000    10,500,000

Fully Diluted Earnings Per
  Common Share                     $      0.38   $      0.34


Earnings per share are based on the average number of shares outstanding during each period. Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional common shares issuable assuming full dilution.